EXHIBIT 10.01
AMENDMENT NO. 1
     AMENDMENT dated as of April 17, 2007 to the Five-Year Credit Agreement dated as of June 30, 2005 (the “Credit Agreement”) among MARTIN MARIETTA MATERIALS, INC., the LENDERS listed on the signature pages thereof, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and BANK OF AMERICA, N.A., BNP PARIBAS, BRANCH BANKING AND TRUST COMPANY and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents.
     The parties hereto agree as follows:
     Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.
     Section 2. Amendments. The Credit Agreement is hereby amended as follows:
     (a) The following two definitions are added to Section 1.01 in their appropriate alphabetical position:
     “Consolidated EBITDA” means, for any period, net income (or net loss) (before discontinued operations) plus the sum of (a) consolidated interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) depletion expense, (f) stock based compensation expense and (g) any non-cash losses or expenses from any unusual, extraordinary or otherwise non-recurring items as reasonably determined by the Borrower, and minus (x) consolidated interest income and (y) the sum of the amounts for such period of any income tax benefits and any income or gains from any unusual, extraordinary or otherwise non-recurring items as reasonably determined by the Borrower, in each case determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP and in the case of items (a) through (g) and items (x) and (y), to the extent such amounts were included in the calculation of net income. For the purpose of calculating Consolidated EBITDA for any period, if during such period the Borrower or any Subsidiary shall have made an acquisition or a disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition, as the case may be, occurred on the first day of such period.
     “Leverage Ratio” means, at any date, the ratio of (a) Consolidated Debt at such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.
     (b) Section 5.08 is amended by inserting the following at the beginning of clause (i) thereof: “Liens incurred in the ordinary course of business not securing Debt which do not impair in any material respect the usefulness in the business of the Borrower and its Restricted Subsidiaries of the assets to which such Liens attach;”
     (c) Section 5.09 is amended as follows:
     (i) the text of the first sentence preceding the proviso is amended to read “The Leverage Ratio shall not exceed 2.75 to 1.00 as of the end of any fiscal quarter;” and
     (ii) the figure “65%” at the end of such proviso is changed to “3.25 to 1.00.”
     (d) The following provisions are deleted:
     (iii) the definitions of Equity Hybrid Security, Equity Purchase and Total Capital in Section 1.01; and
     (iv) the second sentence of Section 5.09.
     (e) Paragraph 5 of Exhibit H is amended to read in its entirety as follows:
     5. Maximum Leverage Ratio Calculation. The financial data and computations supporting the Borrower’s compliance on and as of the Certification Date with the financial covenant contained in Section 5.09 of the Agreement are set forth below, and such financial data and computations are true, correct, and complete:
(A) Consolidated Debt
(B) Consolidated EBITDA
Actual leverage (A)/(B)                                        ;
Maximum Allowable Leverage 2.75 to 1.00
(under certain circumstances set forth in Section 5.09 of the Credit Agreement, Maximum Allowable Leverage can be 3.25 to 1.00)

2

     Section 3. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on the Amendment Effective Date and (ii) no Default will have occurred and be continuing at such time.
     Section 4. Effect of Amendment. Except as expressly set forth herein, nothing contained herein shall constitute a waiver or amendment of any term or condition of the Credit Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.
     Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     Section 7. Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received from the Borrower and such Lenders as may be necessary in order that the signatories hereto comprise the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

3

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

MARTIN MARIETTA MATERIALS, INC.
By:	/s/ Anne H. Lloyd
	Name:	Anne H. Lloyd
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A. as Administrative Agent and as Lender
By:	/s/ Anthony W. White
	Name:	Anthony W. White
	Title:	Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION as Lender
By:	/s/ Andrea S. Chen
	Name:	Andrea S. Chen
	Title:	Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A. as Lender
By:	/s/ Charles R. Dickerson
	Name:	Charles R. Dickerson
	Title:	Managing Director

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A. as Lender
By:	/s/ James M. Buchanan
	Name:	James M. Buchanan
	Title:	Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BRANCH BANKING AND TRUST COMPANY as Lender
By:	/s/ Jack M. Frost
	Name:	Jack M. Frost
	Title:	Senior Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

WELLS FARGO BANK, N.A. as Lender
By:	/s/ Horace S. Jennings
	Name:	Horace S. Jennings
	Title:	Vice President